Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of May 22, 2013, by and among Genesis Biopharma, Inc., a Nevada corporation (the “Company”), and the parties listed on Schedule A hereto.

WHEREAS, the Company, Ayer Capital Partners Master Fund, L.P., Epworth-Ayer Capital, Ayer Capital Partners Kestrel Fund, LP (together with Ayer Capital Partners Master Fund, L.P. and Epworth-Ayer Capital, “Ayer”), and Bristol Investment Fund, Ltd. (“Bristol”), are party to that certain Securities Purchase Agreement dated July 25, 2011, as amended from time to time (the “2011 Purchase Agreement”), pursuant to which the Company issued (i) Tranche A Senior Unsecured Convertible Notes (the “Tranche A Notes”), (ii) Tranche B Senior Unsecured Convertible Notes (the “Tranche B Notes” and, together with the Tranche A Notes, the “2011 Notes”), (iii) Tranche A Warrants To Purchase Common Stock (the “Tranche A Warrants”); (iv) Tranche B Warrants to Purchase Common Stock (the “Tranche B Warrants”); and (v) Placement Agent Warrants To Purchase Common Stock (the “Placement Agent Warrants”) to Canaccord Genuity Inc. and Cowen and Company, LLC (together with Canaccord Genuity Inc., the “Placement Agents”) as placement agents under such 2011 Purchase Agreement;

WHEREAS, the Company, Ayer, and Bristol are party to that certain Registration Rights Agreement dated, dated July 25, 2011 (the “Registration Rights Agreement”);

WHEREAS, the Company, Ayer and Bristol are party to that certain Senior Security Agreement dated March 9, 2012, as amended by Amendment No. 1 dated February 12, 2013 (as amended, the “March 2012 Security Agreement”), whereby the Company granted Ayer and Bristol, as holders of the 2011 Notes, a security interest in certain collateral and, in the case of Amendment No. 1, the Company granted Ayer Capital Partners Master Fund, L.P, as holder of the Ayer Note (as defined below), a security interest in certain collateral;

WHEREAS, each of Ayer Capital Partners Kestrel Fund, LP, Ayer Capital Partners Master Fund, L.P., Scott Booth, Adam Cohen, Theorem Group LLC, Howard Knee, East Ventures Inc., Greg Vislocky, Greg Bernstein, Leslie Canter, and William Dewess (the forgoing individuals and entities, collectively, the “May 2012 Investors”) and the Company are party to those certain Subscription Agreements, each dated in May and June 2012, as amended from time to time (the “May 2012 Subscription Agreements”), pursuant to which the Company issued (i) Secured Promissory Notes (the “May 2012 Notes”) and (ii) common stock of the Company, par value $0.00004166 per share (the “Common Stock”);

WHEREAS, the Company and Alpha Capital Anstalt (“Alpha”) are party to that certain Subscription Agreement dated September 12, 2012, as amended from time to time (the “September 2012 Subscription Agreement”), pursuant to which the Company issued (i) Secured Convertible Promissory Notes (the “September 2012 Notes”) and (ii) Class A Common Stock Purchase Warrants (the “Class A Warrants” and together with the Tranche A Warrants, the Tranche B Warrants and the Placement Agent Warrants, the “Warrants”);

WHEREAS, the Company and Alpha are party to that certain Security Agreement, dated September 12, 2012 (the “September 2012 Security Agreement”), whereby the Company granted to Alpha, as holders of the September 2012 Notes, a security interest in certain collateral.

WHEREAS, on January 29, 2013, the Company issued a Tranche A Senior Secured Convertible Note to Ayer Capital Partners Master Fund, L.P. (the “Ayer Note”) and on January 31, 2013, General Merrill McPeak loaned $200,000 to the Company at an 18% annual interest rate (the “McPeak Loan”);

WHEREAS, Ayer, Bristol, the May 2012 Investors, Alpha, General Merrill McPeak and each Placement Agent making an Investment under Section 2 hereto, are herein collectively referred to as the “Investors”;

WHEREAS, the Tranche A Notes, Tranche B Notes, the May 2012 Notes, the September 2012 Notes, the Ayer Note and the McPeak Loan are herein collectively referred to as the “Notes”;

WHEREAS, the 2011 Purchase Agreement, the May 2012 Subscription Agreements and the September 2012 Subscription Agreement are herein collectively referred to as the “Prior Subscription Agreements”;

WHEREAS, the Prior Subscription Agreements, the Notes, the Warrants, the Registration Rights Agreement, the March 2012 Security Agreement and the September 2012 Security Agreement are herein collectively referred to as the “Prior Transaction Documents”)

WHEREAS, each Investor hereby agrees to exchange and cancel all indebtedness of the Company to such Investor, including any accrued and unpaid interest or penalties under the Notes, and the Company agrees to issue to each Investor in exchange for the cancellation of all indebtedness of the Company to such Investor, including any accrued and unpaid interest or penalties under the Notes, and for no additional consideration, the number of shares of Common Stock set forth opposite such Investor’s name on Schedule B hereto (the “Exchange Shares”), at the price of $0.01 per share;

WHEREAS, certain Investors may agree to purchase, and the Company may agree to sell and issue to such Investors, the number of shares of Common Stock set forth opposite such Investor’s name on Schedule C hereto (the “Investment Shares”), at the purchase price of $0.01 per share (the “Purchase Price”);

WHEREAS, each of the Investors and each of the Placement Agents hereby agrees that all of its outstanding warrants, if applicable, will be cancelled, and each Investor and each Placement Agent will receive one share of Common Stock for each cancelled warrant, as set forth on Schedule D hereto (the “Warrant Shares” and together with the Exchange Shares and Investment Shares, the “Shares”); and

WHEREAS, concurrently with the execution of this Agreement, the Company shall enter into that certain Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the Investors listed therein (the “Stock Purchase Agreement”).

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1.      Cancellation of Notes; Issuance of Exchange Shares.  Subject to the terms and conditions of this Agreement, at the Closing (as defined herein) the Company shall issue to each Investor, in exchange for the cancellation of all indebtedness of the Company to such Investor, including any accrued and unpaid interest or penalties under the Notes and for no additional consideration, such  number of Exchange Shares set forth beside such Investor’s name on Schedule B attached hereto (the “Exchange”).  From and after the Closing, the Notes shall solely represent the right to receive the Exchange Shares hereunder, no amounts shall remain outstanding under the Notes and the Notes shall otherwise be of no further force or effect (the “Debt Cancellation”).

2.      Purchase and Sale of Investment Shares.  Subject to the terms and conditions of this Agreement, at the Closing the Company may sell to each Investor participating at the Closing, and each Investor participating at the Closing severally may purchase from the Company, for a purchase price of $0.01 per share, up to such number of Investment Shares set forth beside such Investor’s name on Schedule C attached hereto (the “Investment”).

3.      Cancellation of Warrants.  Subject to the terms and conditions of this Agreement, each Investor and each of the Placement Agents hereby acknowledges and agrees that any Warrant held by such Investor  or such Placement Agent shall be cancelled and be of no further force or effect, as of the Closing (the “Warrant Cancellation”).  From and after the Closing, the Warrants shall solely represent the right to receive one share of Common Stock for each cancelled Warrant, as listed on Schedule D attached hereto.

4.      Closing.

(a)      Closing.  The closing of the Exchange, Investment and Warrant Cancellation shall occur upon the Company’s receipt of executed counterpart signature pages to this Agreement and to the Stock Purchase Agreement from all Investors and Placement Agents herein or therein (such date, the “Closing Date”), at the offices of DLA Piper LLP (US), counsel to the Company (“DLA Piper”), located at 401 Congress Avenue, Suite 2500, Austin, Texas 78701 (the “Closing”).  Prior the Closing, or within five (5) business days thereafter, the Investors and Placement Agents shall deliver their physical Notes and Warrants (or if such Notes or Warrants are lost, mutilated or destroyed, a lost note affidavit or lost warrant affidavit, as applicable, in a form acceptable to the Company) to the Company for cancellation.

(b)      Payment; Delivery of Shares.  Within five (5) business days following the Closing, the Company shall deliver the Investment Shares to the Investors against delivery to the Company by such Investor of the Purchase Price for the Investment Shares by the wire transfer of immediately available funds to a trust account held by DLA Piper.  Within five (5) business days from the receipt of the physical Notes or Warrants (or if such Notes or Warrants are lost, mutilated or destroyed, a lost note affidavit or lost warrant affidavit, as applicable, in a form acceptable to the Company), the Company shall deliver the Exchange Shares or Warrant Shares, as applicable, to the Investors and the Placement Agents.

(c)      Investments Separate.  The Company’s agreement with the several Investors hereunder are separate agreements, and each Investor’s receipt of the Shares in exchange for the Debt Cancellation of such Investor or payment of the Purchase Price is a separate transaction.  The failure of any Investor to perform its obligations hereunder shall not have any effect on the separate obligations of the remaining Investors hereunder.

(d)      Resignation of Certain Directors.  Contingent upon the Closing, the Company’s board of directors shall be comprised of only three members, two of which shall be General Merrill McPeak and David Voyticky.

(e)      Conditions to Investors’ and Placement Agents’ Obligations at Closing.  The obligations of each Investor and each Placement Agent participating at the Closing are subject to the fulfillment at or before Closing of each of the following conditions, any of which may be waived in writing by the Investors or the Placement Agents, as the case may be:

i.         The representations and warranties of the Company contained in Section 7 shall be true and correct on and as of the Closing.

ii.         The Company shall have performed or fulfilled all agreements and obligations contained herein required to be performed or fulfilled by the Company before the Closing.

iii.         The Company shall have complied with, and the offer and sale or exchange of the Shares pursuant to this Agreement shall be effective under, all federal and state securities laws applicable to the offer and sale or exchange of the Shares to the Investors and the Placement Agents.

iv.         A minimum of $1,250,000 in the aggregate shall be held in the trust accounts established by DLA Piper pursuant Section 4(b) above or pursuant to Section 4(b) of the Stock Purchase Agreement (together, the “Trust Account”),  a portion of which shall be withheld to satisfy the legal fees of DLA Piper and the remaining to be released to the Company upon Closing.

(f)      Conditions to the Company’s Obligations at Closing.  The obligations of the Company to close with each Investor and each Placement Agent participating at the Closing are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company.

i.         The representations and warranties of such Investor contained in Section 8 and 9 (if applicable) shall be true and correct on and as of the Closing.

ii.         Such Investor and Placement Agent shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by such Investor or Placement Agent before the Closing, including the payment of the required Purchase Price for the Investment Shares as set forth on Schedule C attached hereto.

iii.         Such Investor and Placement Agent shall have waived such rights, claims and obligations, in accordance with Section 10 below.

iv.         All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or any state or foreign country that are required in connection with the lawful issuance of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.  The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

5.      Use of Funds.  The Company shall use the Purchase Price received pursuant to this Agreement to maintain the relationship with the National Institutes of Health, attract and retain a management team, and to pay any legal and accounting fees (the “Valid Purposes”).  The Company may make any payments toward such Valid Purposes only upon the written consent of at least two of the following, or their successors as duly appointed by the Company:  Merrill McPeak, David Voyticky, or Michael Handelman.  Further, DLA Piper may withhold such amount of the Purchase Price from the Trust Account to satisfy its legal fees.

6.      Anti-Dilution.  In the event that the Company shall, at any time between the Closing Date and up to and including such time as the Company has received an aggregate of at least $6,000,000 through one or more sales of debt or equity securities of the Company, issue any additional capital stock of the Company for a consideration per share less than $0.01 per share (each a “Qualifying Issuance”), then each Investor shall, concurrently with each such Qualifying Issuance and without any further consideration, receive such number of shares of Common Stock of the Company (the “Additional Issuance”) such that the aggregate per share consideration received by the Company for the sum of the (a) aggregate Additional Issuances from all prior Qualifying Issuances (including the Qualifying Issuance triggering such applicable Additional Issuance), (b) Exchange Shares and (c) Investment Shares shall equal the consideration per share of the triggering Qualifying Issuance.  Notwithstanding the foregoing, no investor shall be entitled to any Additional Issuances after such time as the Company has received an aggregate of at least $6,000,000 through sales of debt or equity securities of the Company (including any prior Qualifying Issuances).

7.      Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor and the Placement Agents as of the date hereof as follows:

(a)      Organization and Standing.  The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Nevada, and is in good standing under such laws.  The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b)      Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c)      Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Closing.  This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d)      Valid Issuance of Stock.  The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws.  Such Shares will also be free and clear of any liens or encumbrances; provided, however, that the Shares shall be subject to the provisions of this Agreement and restrictions on transfer under state and/or federal securities laws.  The Shares are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

(e)      Offering.  Subject in part on the accuracy of the Investor’s representations in Sections 8 and 9 hereof, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from registration of under the Securities Act of 1933, as amended (the “Securities Act”) and from all applicable state securities laws.

(f)      Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any transaction contemplated hereby, except (i) such filings as have been made prior to the date hereof, and (ii) such additional post-closing filings as may be required to comply with applicable federal and state securities laws (including but not limited to any Form D or Form 8-K filings), and with applicable general corporation laws of the various states, each of which will be filed with the proper authority by the Company in a timely manner.

(g)      Disclosure.  As soon as practicable following the Closing Date, but in any event not later than four (4) business days following the Closing date, the Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K the (“Current Report”) relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement.  The Current Report shall include a copy of this Agreement as an exhibit. Upon filing of the Current Report with the Securities and Exchange Commission, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Current Report.

8.      Representations and Warranties of all Investors.  Each Investor, and with respect to Section 8(l), each Investor and each Placement Agent, for itself and for no other person, hereby represents and warrants as of the date hereof to the Company as follows:

(a)      Organization and Standing.  The Investor is either an individual or an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b)      Corporate Power.  The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement, purchase the Shares hereunder, to effect the Debt Cancellation in exchange for the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c)      Authorization.  All corporate, partnership, limited liability company or similar action, as applicable on the part of such Investor, necessary for the authorization, execution, delivery and performance of this Agreement, the purchase of the Shares, the Debt Cancellation in exchange for the Shares and the performance of all of such Investor’s obligations hereunder have been taken or will be taken prior to the Closing.  This Agreement has been duly executed by the Investor and constitutes valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d)      Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any transaction contemplated hereby, except such filings as have been made prior to the date hereof.

(e)      Own Account.  Such Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law in reliance upon exemptions from regulation for non-public offerings and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or  regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.  Such Investor agrees that the Shares or any interest therein will not be sold or otherwise disposed of by such Investor unless the shares are subsequently registered under the Securities Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exception from registration is available.

(f)      Investor Status.  The Investor is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Such Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g)      Experience of Investor.  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

(h)      Ability to Bear Risk.  Such Investor understands and acknowledges that in investment in the Company is highly speculative and involves substantial risks.  Such Investor is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

(i)      General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j)      Disclosure of Information.  Such Investor has had the opportunity to receive all additional information related the Company requested by it and to ask questions of, and receive answers from, the Company regarding the Company, including the Company’s business management and financial affairs, and the terms and conditions of this offering of the Shares.  Such questions were answered to such Investor’s satisfaction.  Such Investor has also had access to copies of the Company’s filings with the Securities Exchange Commission under the Securities Act and Exchange Act.  The Investor believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares and/or receive the Shares in exchange for the Debt Cancellation.  The Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a through or exhaustive description.  The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(k)      Residency.  The residency of the Investor (or in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Schedule A attached hereto.

(l)      Security Holdings.  The number of Notes (including the aggregate and principal amounts outstanding), Warrants and shares of Common Stock held by each Investor and Placement Agent, as applicable, as of the date hereof is correctly set forth on Schedule B and Schedule D attached hereto.

(m)                 Tax Matters.  The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transaction contemplated by this Agreement.  The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(n)      Restrictions on Transferability; No Endorsement.  The Investor has been informed of and understand the following:

i.         there are substantial restrictions on the transferability of the Shares; or

ii.         no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement of the Shares.

(o)      No Other Representation by the Company.  None of the following information has ever been represented, guaranteed or warranted to the Investor, expressly or by implication by any broker, the Company, or agent or employee of the foregoing, or by any other Person:

i.         the approximate or exact length of time that the Investor will be required to remain a holder of the Shares;

ii.         the amount of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

iii.         that the past performance or experience of the Company, its officers, directors, associates, agents, affiliates or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of the Company or the return on investment.

9.      Representations, Warranties and Covenants of Non-US Investors.  Each Investor who is a Non-U.S. Person (as defined herein) hereby represents and warrants to the Company as follows:

(a)      Certain Definitions.  As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any state of the United States and the District of Columbia, and the term “Non-U.S. person” means any person who is not a U.S. person (as defined in Regulation S) or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(b)      Reliance on Representations and Warranties by the Company.  This Agreement is made by the Company with such Investor who is a Non-U.S. person (“Non-U.S. Investor”) in reliance upon such Non-U.S. Investor’s representations and warranties made herein.

(c)      Regulation S.  Such Non-U.S. Investor has been advised and acknowledges that:

i.         the Shares have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

ii.         in issuing and selling the Shares to such Non-U.S. Investor pursuant to hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act;

iii.         it is a condition to the availability of the Regulation S “safe harbor” that the Shares not be offered or sold in the United States or to a U.S. person until the expiation of a period of one year following the Closing Date; notwithstanding the foregoing, prior to the expiration of one year after the Closing (the “Restricted Period”), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement of the Securities Act, or (B) the offer and sale is outside the United States and to other than a U.S. person.

(d)      Certain Restrictions on Shares.  Such Non-U.S. Investor agrees that with respect to the Shares until the expiration of the Restricted Period:

i.         such Non-U.S. Investor, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to a person other than a U.S. person; and

ii.         such Non-U.S. Investor shall not engage in hedging transactions with regards to the Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement.  Such Non-U.S. Investor agrees that after the Restricted Period, the Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(e)      Directed Selling.  Such Non-U.S. Investor has not engaged, nor is it aware that any party has engaged, and such Non-U.S. Investor will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(f)      Location of Non-U.S. Investor. Such Non-U.S. Investor: (i) is domiciled and has its principal place of business or registered office outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person; and (iii) at the time of Closing, the Non-U.S. Investor or persons acting on the Non-U.S. Investor’s behalf in connection therewith are located outside the United states.

(g)      Distributor; Dealer.  Such Non-U.S. Investor is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(h)      Notation of Restrictions.  Such Non-U.S. Investor acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this section and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(i)      Compliance with Laws. Such Non-U.S. Investor is satisfied as to the full observance of the laws of such Non-U.S. Investor’s jurisdiction in connection with the purchase and sale of the Shares and the Debt Cancellation in exchange for the Shares hereunder, including (i) the legal requirements within such Non-U.S. Investor’s jurisdiction for the purchase of the Shares or for the Debt Cancellation in exchange for the Shares, (ii) any foreign exchange restrictions applicable to such purchase or exchange, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, exchange, holding, redemption, sale or transfer of such securities.  Such Non-U.S. Investor’s Debt Cancellation in purchase and payment for or exchange for the Shares, and such Non-U.S. Investor’s continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of such Non-U.S. Investor’s jurisdiction.

10.      Waiver and Release.

(a)      Except as set forth in Section 6, each Investor and Placement Agent expressly forfeits and waives any and all anti-dilution and piggyback registration rights under the Prior Transaction Documents and the Notes and Warrants issued thereunder, including any anti-dilution rights such Investor or Placement Agent may have with respect to the issuances of any capital stock of the Company pursuant to this Agreement or the Stock Purchase Agreement.

(b)      Each Investor and Placement Agent unconditionally, irrevocably and absolutely releases and discharges the Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other entities of the Company, past and present, as well as the Company’s past and present employees, officers, directors, agents, principals, shareholders, successors and assigns from all claims, losses, demands, interests, causes of action, suits, debts, controversies, liabilities, costs, expenses and damages related to the waiver of anti-dilution and piggyback registration rights above, any security interest pursuant to any Prior Transaction Documents over any collateral of the Company, or related in any way to any rights such Investor may have to equity or debt securities of the Company, other than as set forth on the schedules hereto.  This release includes, but is not limited to, any tort, contract, common law, constitution or other statutory claims (including but not limited to any claims for attorneys’ fees, costs and expenses).

(c)      Each of the Investors, each of the Placement Agents, and the Company expressly waives such Investor’s, Placement Agent’s  or Company’s (as applicable) right to recovery of any type, including damages or reinstatement, in any administrative court or action, whether state or federal, and whether brought by such Investor, Placement Agent or Company or on such Investor’s, Placement Agent’s or Company’s (as applicable) behalf, related in any way to the matters released herein.

(d)      Each of the Investors, each of the Placement Agents, and the Company acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

(e)      Each of the Investors, each of the Placement Agents and the Company declares and represents that it intends this Agreement to be complete and not subject to any claim of mistake, and that the release of the claims described herein expresses a full and complete release and it intends the release of such claims to be final and complete.

(f)      The parties acknowledge that this release is not intended to bar any claims that, by statute, may not be waived.

11.      Miscellaneous.

(a)      Legends.

i.         The Investors and the Placement Agents hereby acknowledge that a legend may be placed on any certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

ii.         The Investors and the Placement Agents hereby acknowledge and agree to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

(b)      Tacking.  Each party hereto acknowledges that (i) the holding period for the Warrant Shares may be tacked back to the date such Warrant cancelled therefor was initially issued, (ii) the holding period for the Exchange Shares may be tacked back to the date such Note cancelled and exchanged therefor was initially issued; and (iii) there shall be no tacking of the holding period for the Investment Shares back to the date of any Prior Agreement.

(c)      Reliance on Representations and Warranties by the Company.  Each Investor acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Investor’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation.  The Investor further agrees that the representations and warranties made by the Investor will survive the Exchange and will continue in full force and effect notwithstanding any subsequent disposition of the Investor of such Shares.

(d)      Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the preparation, execution, delivery and performance of this Agreement.

(e)      Entire Agreement.  This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(f)      Notices.  All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first.  The addresses for such communications shall be: (i) if to the Company, to: Genesis BioPharma, Inc., Attn: Chief Executive Officer, 11500 Olympic Boulevard, Suite 400, Los Angeles, CA 90064, facsimile: (310) 500-2151, with a copy (which shall not constitute notice) to DLA Piper LLP (US), Attn: Paul Hurdlow, 401 Congress Avenue, Suite 2500, Austin, Texas 78701, facsimile: +1.512.457.7001, attn.: Paul Hurdlow, and (iii) if to the Investors, to the addresses and fax numbers as indicated on Schedule A, attached hereto.

(g)      Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in interest of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that all waivers, modifications, supplements or amendments effected by less than all Investors impact all Investors in the same fashion.  No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(h)      Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(i)      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(j)      No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(k)      Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principals of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party  at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(l)      Survival.  The representations and warranties contained herein shall survive the Closing for the applicable statute of limitations.

(m)     Execution.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.

(n)      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(o)      Independent Nature of Obligations and Rights.  The obligations of each Investor and Placement Agent hereunder are several and not joint with the obligations of any other Investor or Placement Agent, and no Investor or Placement Agent shall be responsible in any way for the performance or non-performance of the obligations of any other Investor or Placement Agent hereunder.  Nothing contained herein and no action taken by any Investor or Placement Agent hereto shall be deemed to constitute the Investors and Placement Agents as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors and Placement Agents are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

(p)      No Third Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any third party nor entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Agreement shall not otherwise be construed as a third party beneficiary contract.

(q)      Construction.  The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto.  This Agreement shall be construed according to its fair meaning and not strictly for or against any party.  The word “including” shall be construed to include the words “without limitation.”  In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(r)      WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY ANDINTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRAIL BY JURY.

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IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

"Company"

GENESIS BIOPHARMA, INC.

Name: Merrill McPeak
Title: Interim CEO

Signature page to
Exchange Agreement
(Note Holders)

IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

“Investors”

If by an individual:

Printed Name:

If by an entity:

Name of entity

By:
Printed Name:
Title:

Signature page to
Exchange Agreement
(Note Holders)

IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

“Placement Agents”

If by an individual:

Printed Name:

If by an entity:

Name of entity

By:
Printed Name:
Title:

Signature page to
Exchange Agreement
(Note Holders)